UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 1, 2010

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Section 8 - Other Events
Item 8.01 Other Events.

On September 1, 2010, our Board of Directors approved an amendment to our Restated and Amended Bylaws (the “Bylaws”) solely to reduce the quorum required for our 2010 annual meeting of stockholders from a majority to 40%.  The reason for the reduced quorum is the concern that the Company will not be able to obtain the usual 50% quorum and the 2010 annual meeting will have to be postponed.  The Company had to adjourn its 2008 annual meeting of stockholders on three occasions due to a lack of a quorum until it amended its Bylaws to reduce the quorum for that meeting to 44%.  The Board again amended its Bylaws to reduce the quorum requirement to 40% solely for the 2009 Meeting.  With the reduced quorum requirements, the Company barely received a sufficient number of votes to obtain a quorum at both meetings.  The Board believes that the Company’s difficulties in obtaining a quorum directly result from the fact that more than 40% of the Company’s outstanding shares are held outside the United States with many of these shares being held at European banks that do not necessarily participate in the voting of proxies of American companies.

The foregoing description is qualified in its entirety by reference to the amendment approved by the Board as contained in the Restated and Amended Bylaws, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Form 8-K.

The Board also has set November 3, 2010 as the tentative date for the next annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

September 1, 2010	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer